                                                                      EXHIBIT 11

                                SAFETY 1ST, INC.
                               PRIMARY NET INCOME
                          PER SHARE AND FULLY DILUTED
                          NET INCOME (LOSS) PER SHARE

                                                          Three Months Ended
                                                    September 27,   September 30,
                                                        1997            1996
                                                    -----------------------------
PRIMARY NET INCOME (LOSS) PER SHARE

     Net income (loss) available for common
     shares and common stock equivalent
     shares deemed to have a dilutive effect        $ 2,379,259       $  (233,075)

     Primary net income (loss) per share            $      0.29       $     (0.03)

SHARES USED IN COMPUTATION

     Weighted average common shares outstanding       7,187,288         7,155,616
     Common stock equivalents - stock options           900,883                --
                                                    -----------------------------

     Total                                            8,088,171         7,155,616
                                                    =============================

FULLY DILUTED NET INCOME (LOSS) PER SHARE

     Net income (loss) available for common
     shares and common stock equivalent shares
     deemed to have a dilutive effect               $ 2,379,259       $  (233,075)

     Fully diluted net income (loss) per share      $      0.29       $     (0.03)

SHARES USED IN COMPUTATION

     Weighted average common shares outstanding       7,187,288         7,155,616
     Common stock equivalents - stock options           900,883                --
                                                    -----------------------------

     Total                                            8,088,171         7,155,616
                                                    =============================

                                                                      EXHIBIT 11

                                SAFETY 1ST, INC.
                               PRIMARY NET INCOME
                           PER SHARE AND FULLY DILUTED
                           NET INCOME (LOSS) PER SHARE

                                                          Nine Months Ended
                                                    September 27,   September 30,
                                                        1997            1996
                                                    -----------------------------
PRIMARY NET INCOME (LOSS) PER SHARE

     Net income (loss) available for common
     shares and common stock equivalent
     shares deemed to have a dilutive effect        $ 3,789,664       $(6,722,144)

     Primary net income (loss) per share            $      0.50       $     (0.44)

SHARES USED IN COMPUTATION

     Weighted average common shares outstanding       7,187,288         7,155,616
     Common stock equivalents - stock options           426,711                --
                                                    -----------------------------

     Total                                            7,613,999         7,155,616
                                                    =============================

FULLY DILUTED NET INCOME (LOSS) PER SHARE

     Net income (loss) available for common
     shares and common stock equivalent shares
     deemed to have a dilutive effect               $ 3,789,664       $(6,722,144)

     Fully diluted net income (loss) per share      $      0.50       $     (0.94)

SHARES USED IN COMPUTATION

     Weighted average common shares outstanding       7,187,288         7,155,616
     Common stock equivalents - stock options           426,711                --
                                                    -----------------------------

     Total                                            7,613,999         7,155,616
                                                    =============================